Exhibit 10.21

PENNY OPTION GRANT AGREEMENT

This Penny Option Grant Agreement (this “Agreement”) is made as of                         , by and between Axcan Holdings Inc., a corporation organized under the laws of Delaware (the “Company”), and ___________________ (the “Optionee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the grant of an special equity award in the form of an option to purchase shares of the Company’s common stock, par value USD $0.01 (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1. Grant Of Option. Subject to the terms and conditions hereof, the Board hereby grants to the Optionee an option (the “Option”) to purchase [            ] shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement. The date of grant (the “Grant Date”) of this Option is                         . Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Axcan Holdings Inc. Management Equity Incentive Plan, to be approved by the Board on or about the date hereof (the “Plan”). The Option is not granted pursuant to, and this Agreement is not governed by, the Plan; provided that certain provisions of and definitions set forth in the Plan are relevant to the interpretation hereof or the rights and obligations arising herefrom to the extent expressly provided herein.

2. Option Price. The purchase price for each share of Common Stock underlying the Option (the “Option Price”) is USD $0.01.

3. Vesting. The Option shall vest as follows: One third (33.33%) of the Option shall be vested and exercisable upon the Grant Date, and thereafter one third (33.33%) shall vest and become exercisable on each of                          and                          (each, a “Vesting Date”), subject to the Optionee’s continuing to be employed with the Company or any of its subsidiaries on each such Vesting Date; provided, that any unvested portion of the Option shall become vested and exercisable upon the earlier to occur of (i) a Change in Control, subject to the Optionee’s continuing to be employed with the Company or any of its subsidiaries on such Change in Control, (ii) a Liquidity Event, subject to the Optionee’s continuing to be employed with the Company or any of its subsidiaries on such Liquidity Event, or (iii) a termination of the Optionee’s Employment by the Company or any of its subsidiaries without Cause or by the Optionee for Good Reason (such occurrence also a “Vesting Date”). Except as provided in this Section 3, any portion of the Option that is unvested (and does not become vested and exercisable) on the date the Optionee’s Employment with the Company terminates for any reason shall be forfeited, and the Optionee shall cease to have any rights with respect thereto.

4. Term; Method of Exercise; Execution of Management Stockholders’ Agreement.

4.1 Term. The Option shall expire on the earlier to occur of (i) forfeiture of the Option and (ii) exercise, and in no event later than the Settlement Date.

4.2 Method of Exercise. An Option that is exercisable hereunder may be exercised by the Optionee’s delivery to the Company of written notice of the exercise and the amount of the underlying shares for which the Option is being exercised. Such delivery shall occur on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares underlying the Option to be exercised and shall be accompanied by payment in full of the Option Price of such underlying shares for which the Option is being exercised. Payment of the Option Price pursuant to the exercise of the Option shall be made as provided in Section 4.3. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in this Agreement, an individual holding or exercising the Option shall have none of the rights of a stockholder until the Option Price has been fully paid.

4.3 Settlement. Vested Options that have not previously been exercised in accordance with Section 4.2 above shall be automatically exercised on the date that is the earlier of (i) 10 years from the Grant Date, (ii) a termination of the Optionee’s Employment with the Company or any of its affiliates, (iii) a Liquidity Event or (iv) a Change in Control (the “Settlement Date”). The Company shall deliver to the Optionee shares of Common Stock in respect of the Optionee’s Options exercised pursuant to Sections 4.1 and 4.2 on or as soon as practicable following the Settlement Date. The Optionee may elect to pay the Option Price and any withholding obligations pursuant to the exercise of the Option in cash by wire transfer of readily available funds or certified check, or the Option may be exercised as provided in Section 4.4 below. In the event of a Change in Control or a Liquidity Event, in each case subject to applicable law, the Optionee may, instead of exercising an Option and with the consent of the Board at its sole and entire discretion, elect to surrender an Option and, in lieu of receiving shares of Common Stock, receive a cash payment for each share of Common Stock that would otherwise have been delivered on the Settlement Date, at a price per share of Common Stock equal to Fair Market Value, less in each case the Option Price and applicable withholding for taxes.

4.4 Execution of Management Stockholders’ Agreement. On or before the delivery of any shares of Common Stock in settlement of the exercise of all or a portion of the Option, and as a condition to the Optionee’s right to receive any shares or other consideration in settlement thereof, the Optionee shall be required to enter into (or shall have previously entered into) the Management Stockholders’ Agreement with respect to the shares of Common Stock to be transferred upon such settlement, which Management Stockholders’ Agreement shall be substantially in the form as attached hereto. For purposes of the Management Stockholders’ Agreement, the shares of Common Stock received pursuant to the exercise of all or a portion of the Option shall be Investment Shares.

4.5 Net Physical Settlement; Repurchase to Satisfy Other Taxes. The Option may be exercised by the Optionee on a net physical settlement basis, subject to applicable Law and based upon the Fair Market Value on the Settlement Date, to satisfy the Option Price and the amount of withholding taxes due on exercise. In the event that the Optionee has elected to exercise its Option on a net physical settlement basis, the exercise price payable with respect to the Option shall be paid by the Company retaining, from the total number of shares of Common Stock as to which the Option is exercised, that number of shares of Common Stock as have a Fair Market Value equal to the exercise price for the total number of shares as to which the Option is exercised, such that no cash amount shall be payable by the Optionee to the Company with respect to such exercise. In the event that the exercise price payable with respect to an exercise on a net physical settlement basis is insufficient to cover all income taxes that are then due or will become due and payable by the Optionee in respect of the Option, the Company will, upon the Optionee’s written request, purchase shares of Common Stock received upon exercise of the Option, the aggregate Fair Market Value of which will be no more than the aggregate amount of the federal, state and local and foreign income tax liability (and related employment or other payroll taxes) payable by the Optionee as a result of the exercise of the Option.

5. Transferability;

5.1 Limitation On Transfer. Except as otherwise permitted by the Board, the Option shall be exercisable only by the Optionee or the Optionee’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Optionee obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Optionee). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Optionee under this Agreement; provided that in respect of any Permitted Transferee which is a trust or custodianship, the references to the Employment of the Optionee shall continue to be references to the Employment and termination of Employment of the Optionee. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Management Stockholders’ Agreement.

5.2 Condition Precedent to Transfer. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of this Agreement and the Management Stockholders’ Agreement as if he or she had been an original signatory thereto, except that any provisions of this Agreement based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

5.3 Effect of Void Transfer. In the event of any purported Transfer of any Option in violation of the provisions of this Agreement, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

6. Requirements of Law. The Company shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Upon the exercise of the Option, unless a registration statement under such act is in effect with respect to the securities covered by the Option, the Company shall not be required to sell or issue such securities unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under such act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

7. Adjustment. Section 4.13 of the Plan shall apply to the Option as if such provisions were restated in their entirety herein. In addition, in the event that the Company pays a cash dividend to the holders of its Common Stock, the Board will provide for (A) the payment to each Option holder of an amount in cash on the date that such dividend is paid to the holders of the Company’s Common Stock (the “Payment Date”) equal to (x) the per-share cash dividend payable to the holders of its Common Stock multiplied by (y) the number of shares of Common Stock with respect to which the Option is then vested and exercisable and (B) the crediting of a notional account established on the books and records of the Company (the “Notional Account”) for each holder of an Option that is not yet fully exercisable at the time of payment of such dividend of an amount equal to (x) the per-share cash dividend payable to holders of its Common Stock multiplied by (y) the number of shares of Common Stock with respect to which the Option is not yet vested and exercisable. Amounts credited to the Optionee’s Notional Account in respect of shares with respect to which the Option is not vested will accrue interest compounding quarterly at a reasonable interest rate to be determined by the Board, and will be distributed to such Optionee on the Vesting Date of the Option underlying such portion of the Notional Account. The Optionee will forfeit any amounts in his or her Notional Account with respect to any Options that have not vested as of (and that do not become vested on) the date on which such unvested Options are forfeited in accordance with Section 4.

8. Disclaimer of Rights. No provision in this Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment between any individual and the Company or an Affiliate.

9. Withholding of Taxes. Subject to Section 4.4 above, the Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Agreement.

10. Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11. Representations. The Optionee hereby represents and warrants to the Company and its Affiliates that: (a) the Optionee is aware that this Agreement provides significant restrictions on the ability of a Optionee to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber the Option or the shares of Common Stock received; (b) the Optionee has duly executed and delivered this Agreement; (c) the Optionee’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Optionee is a party or by which it is bound, (d) the Optionee is not subject to taxation pursuant to the United States of America’s Internal Revenue Code of 1986, as amended, and (e) the Optionee has been granted the Option in lieu of a 2007 award to the Optionee, now or in the future, under the Axcan Pharma, Inc. Long-Term Incentive Plan, and the Optionee expressly acknowledges and agrees that the Optionee has no existing or future right to receive any such award.

12. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. Neither this Agreement nor any term hereof may be amended, waived, discharged terminated except by a written instrument signed by the Company and the Optionee.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14. Governing Law. The validity and construction of this Agreement shall be governed by the laws of Quebec and of Canada applicable therein, without regard to its conflicts of law principles.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

16. Notice. All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement shall be delivered in accordance with the requirements of the Management Stockholders’ Agreement.

17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

18. Language. The parties hereto confirm their express wish that this Agreement, as well as all other documents related to it, including notices, be drawn up in the English language only and declare themselves satisfied therewith; les parties aux présentes confirment leur volonté expresse de voir la présente convention de même que tous les documents, y compris tous avis, s’y rattachant, rédigés en langue anglaise seulement et s’en déclarent satisfaits.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Optionee has hereunto signed this Agreement on his/her own behalf, thereby representing that he/she has carefully read and understands this Agreement as of the day and year first written above.

AXCAN HOLDINGS INC.

_____________________________

By:

Title:

[OPTIONEE]

_____________________________

Address:

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